EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Object Design, Inc. to register 2,000,000 shares of common stock in connection with the Company's stock option plans of our reports dated February 11, 1998, on our audits of the consolidated financial statements and financial statement schedule of Object Design, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which reports are included in the Company's 1997 Annual Report on Form 10-K.




/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
October 27, 1998